UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
 SECURITIES EXCHANGE ACT OF 1934
Dynagas LNG Partners LP	Dynagas Finance Inc.
(Exact Name of Registrant as Specified in Its Charter)	(Exact Name of Registrant as Specified in Its Charter)

Republic of the Marshall Islands	Republic of the Marshall Islands
(State of Incorporation or Organization)	(State of Incorporation or Organization)
N/A	N/A
(IRS Employer Identification No.)	(IRS Employer Identification No.)
97 Poseidonos Avenue & 2 Foivis Street Glyfada, 16674, Greece 011 30 210 8917 960	97 Poseidonos Avenue & 2 Foivis Street Glyfada, 16674, Greece 011 30 210 8917 960
(Address of Principal Executive Offices)	(Address of Principal Executive Offices)
Securities to be registered pursuant to Section 12(b) of the Act:
Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
6.25% Senior Notes Due 2019	New York Stock Exchange
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective upon filing pursuant to General Instruction A.(c) please check the following box. ☒
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective upon filing pursuant to General Instruction A.(d), please check the following box. ☐
Securities Act registration statement file number to which this form relates: ______ (if applicable)
Securities to be registered pursuant to Section 12(g) of the Act:
None
(Title of Class)
Item 1.

Item 1.                        Description of Registrants' Securities to be Registered.
The description of the 6.25% Notes due 2019 of Dynagas LNG Partners (the "Partnership") and Dynagas Finance Inc. ("Dynagas Finance" and together with the Partnership, the "Registrants") is set forth under the caption "Description of Notes" in the prospectus filed by the Registrants on September 10, 2014, pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which prospectus constitutes a part of the Registrants' Registration Statement on Form F-1 (Registration Nos. 333-197915, 333-197915-01), initially filed with the Securities and Exchange Commission (the "SEC") on August 6, 2014, as subsequently amended or supplemented, is incorporated herein by reference.

Item 2.                        Exhibits.
The following exhibits are filed as part of this registration statement:
No.	Exhibit

1.1
Registrants' Registration Statement on Form F-1 (Registration Nos. 333-197915; 333-197915-01), initially filed with the SEC on August 6, 2014 and as amended or supplemented (incorporated herein by reference).

3.1	Certificate of Limited Partnership of the Partnership (incorporated herein by reference to Exhibit 3.1 to the Partnership's Registration Statement on Form F-1 (Registration No. 333-191653)).

3.2
Second Amended and Restated Agreement of Limited Partnership (incorporated herein by reference to Exhibit 1.2 to the Partnership's Annual Report on Form 20-F for the fiscal year ending 2013, filed with the SEC on March 25, 2014).

3.3	Articles of Incorporation of Dynagas Finance.

3.4	Bylaws of Dynagas Finance.

4.1	Base Indenture.

4.2	First Supplemental Indenture.

4.3	Global Note.

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.
Dated: December 23, 2014	DYNAGAS LNG PARTNERS LP

	By:	/s/ Michael Gregos
	Name:	Michael Gregos
	Title:	Chief Financial Officer

DYNAGAS FINANCE INC.

	By:	/s/ Michael Gregos
	Name:	Michael Gregos
	Title:	President and Scretary

INDEX TO EXHIBITS
No.	Exhibit

1.1
Registrants' Registration Statement on Form F-1 (Registration Nos. 333-197915; 333-197915-01), initially filed with the SEC on August 6, 2014 and as amended or supplemented (incorporated herein by reference).

3.1	Certificate of Limited Partnership of the Partnership (incorporated herein by reference to Exhibit 3.1 to the Partnership's Registration Statement on Form F-1 (Registration No. 333-191653)).

3.2
Second Amended and Restated Agreement of Limited Partnership (incorporated herein by reference to Exhibit 1.2 to the Partnership's Annual Report on Form 20-F for the fiscal year ending 2013, filed with the SEC on March 25, 2014).

3.3	Articles of Incorporation of Dynagas Finance.

3.4	Bylaws of Dynagas Finance.

4.1	Base Indenture.

4.2	First Supplemental Indenture.

4.3	Global Note.